UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 annual meeting of the stockholders of Valero Energy Corporation (the “Company” or “Valero”) was held on April 29, 2010. Matters voted on at the annual meeting and the results thereof were as follows:
(1)
Proposal 1: Elect three Class I directors to serve until the 2013 annual meeting of stockholders or until their respective successors are elected and have been qualified. The election of each Class I director was approved as follows.

Ruben M. Escobedo	shares voted	required vote *	vote received
for	305,245,969	>50.0%	78.35%
against	84,351,810
abstain	1,354,719
broker non-votes	69,964,754

Bob Marbut	shares voted	required vote *	vote received
for	331,013,980	>50.0%	84.96%
against	58,589,811
abstain	1,348,707
broker non-votes	69,964,754

Robert A. Profusek	shares voted	required vote *	vote received
for	334,123,401	>50.0%	85.76%
against	55,484,483
abstain	1,344,614
broker non-votes	69,964,754
(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Proposal 2 was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	453,537,441	>50.0%	98.40%
against	5,937,075
abstain	1,442,736
broker non-votes	0
(3)	Proposal 3: Re-approve the 2005 Omnibus Stock Incentive Plan. Proposal 3 was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	357,077,802	>50.0%	91.34%
against	32,236,220
abstain	1,638,476
broker non-votes	69,964,754

(4)
Proposal 4: Vote on an advisory resolution to ratify the 2009 compensation of the named executive officers listed in the proxy statement’s Summary Compensation Table. Proposal 4 was approved as follows:

Proposal 4	shares voted	required vote *	vote received
for	304,648,750	>50.0%	66.10%
against	152,367,710
abstain	3,900,792
broker non-votes	0
Stockholder Proposals:
(5)	Proposal 5: Vote on a stockholder proposal entitled, “Impact of Valero’s Operations on Rainforest Sustainability.” Proposal 5 was not approved. Voting results for Proposal 5 are as follows:

Proposal 5	shares voted	required vote *	vote received
for	25,631,324	>50.0%	6.56%
against	287,678,855
abstain	77,642,319
broker non-votes	69,964,754
(6)	Proposal 6: Vote on a stockholder proposal entitled, “Disclosure of Political Contributions/ Trade Associations.” Proposal 6 was not approved. Voting results for Proposal 6 are as follows:

Proposal 6	shares voted	required vote *	vote received
for	85,041,167	>50.0%	21.75%
against	236,509,433
abstain	69,401,898
broker non-votes	69,964,754
(7)	Proposal 7: Vote on a stockholder proposal entitled, “Stock Retention by Executives.” Proposal 7 was not approved. Voting results for Proposal 7 are as follows:

Proposal 7	shares voted	required vote *	vote received
for	94,776,459	>50.0%	24.24%
against	292,627,365
abstain	3,548,674
broker non-votes	69,964,754

*	Notes:
Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by the vote of a majority of votes cast with respect to that director’s election. Proposals 2, 3, 4, 5, 6, and 7 required approval by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.
Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors, pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires (a) the affirmative vote of a majority of the voting power of the issued and outstanding shares of the company, or (b) the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote (e.g., Proposals 2, 3, 4, 5, 6, and 7), then shares voted to abstain have the effect of a negative vote.
Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If specific instructions are not received, in some instances, a broker may nevertheless vote the shares in the broker’s discretion. But under New York Stock Exchange (NYSE) rules, brokers are precluded from exercising voting discretion on certain proposals, including stockholder proposals, without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the company, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote. Per the NYSE’s rules, brokers had discretion to vote on Proposals 2 and 4 at the Annual Meeting, but did not have discretion to vote on Proposals 1, 3, 5, 6, or 7.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 4, 2010	By:	/s/ Jay D. Browning

Jay D. Browning
Senior Vice President and Secretary